As filed with the Securities and Exchange Commission on July 26, 2000
                                             Registration No. 333-___
=======================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                        _______________________
                               FORM S-8
                        REGISTRATION STATEMENT

                                 Under
                      The Securities Act of 1933

                       SOVRAN SELF STORAGE, INC.
        (Exact name of Registrant as specified in its charter)

     Maryland                                           16-1194043
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

5166 Main Street
Williamsville, New York                                     14221
(Address of Principal Executive Office)                   (Zip Code)

                      1995 AWARD AND OPTION PLAN
                       1995 OUTSIDE DIRECTORS'
                           STOCK OPTION PLAN
                       (Full title of the plan)

                       Frederick G. Attea, Esq.
            Phillips, Lytle, Hitchcock, Blaine & Huber LLP
                           3400 HSBC Center
                       Buffalo, New York  14203
                (Name and address of agent for service)

                             716-847-8400
     (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

Title of                     Proposed Max.   Proposed Max.
securities      Amount         offering       aggregate     Amount of
to be           to be          price per      offering    registration
registered   registered (1)    share (2)      price (2)       fee
__________   ______________  _____________   ____________ ____________

Common Stock  550,000 shares   $21.7337      $11,953,528     $3,156
$.01 par
value
(includes
associated
Rights) (3)


     (1) Of the 550,000 shares being registered hereby, 500,000 shares are being registered in connection with the 1995 Award and Option Plan and 50,000 shares are being registered in connection with the 1995 Outside Directors' Stock Option Plan. The number of shares being


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registered is subject to adjustment in accordance with the
anti-dilution provisions of the Plans. Accordingly, this Registration Statement also covers an indeterminable number of shares which may be issuable in connection with such provisions.

     (2) Pursuant to Rule 457(h), estimated solely for the purpose of determining the registration fee, as follows: (i) as to 263,525 shares for which the offering price has been determined, on the basis of the aggregate offering price of those shares, and (ii) as to the remaining 286,475 shares, on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 21, 2000.

     (3) This Registration Statement also pertains to rights to purchase shares of Preferred Stock of the Registrant in certain circumstances pursuant to the Registrant's Shareholder Rights
Agreement.











































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                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                   INCORPORATION BY REFERENCE

          Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed on February 12, 1997 (File No. 333-21679) by Sovran Self Storage, Inc. (the "Registrant") with respect to shares of its Common Stock issuable under the Company's 1995 Award and Option Plan and 1995 Outside Directors' Stock Option Plan are hereby incorporated by reference herein.


Item 5. Interests of named experts and counsel

          Phillips, Lytle, Hitchcock, Blaine & Huber LLP has rendered an opinion as to the legality of the shares of Common Stock offered pursuant to this Registration Statement. Robert J. Attea, Chairman of the Board and Chief Executive Officer of the Registrant, is the brother of a partner of Phillips, Lytle, Hitchcock, Blaine & Huber LLP.

                            EXHIBITS

5         Opinion of Phillips, Lytle, Hitchcock, Blaine &
          Huber LLP as to the legality of the securities registered.

23(a)     Consent of Ernst & Young LLP, Independent Auditors.

23(b)     Consent of Phillips, Lytle, Hitchcock, Blaine &
          Huber LLP (included in Exhibit 5).

24        Power of Attorney (included under the caption
          "SIGNATURES" in this Registration Statement).




















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                           SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York on July 25, 2000.

                              SOVRAN SELF STORAGE, INC.

                              By:  /s/ Kenneth F. Myszka
                                 ____________________________
                                  Kenneth F. Myszka
                                  President and Chief Operating
                                  Officer









































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                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth F. Myszka and David L. Rogers, and each of them, his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Capacity                   Date
_________                   ________                   ____

/s/ Robert J. Attea     Chairman of the Board     July 25, 2000
______________________  of Directors and Chief
  Robert J. Attea       Executive Officer


/s/ Kenneth F. Myszka   President, Chief          July 25, 2000
______________________  Operating Officer
  Kenneth F. Myszka     and Director


/s/ David L. Rogers     Chief Financial Officer   July 25, 2000
______________________  (Principal Financial
  David L. Rogers       Officer & Principal
                        Accounting Officer)


/s/ John Burns          Director                  July 25, 2000
______________________
  John Burns


/s/ Michael A. Elia     Director                  July 25, 2000
______________________
  Michael A. Elia


/s/ Charles E. Lannon   Director                  July 25, 2000
______________________
  Charles E. Lannon








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                        INDEX TO EXHIBITS


Exhibit
_______

5          -  Opinion of Phillips, Lytle,
              Hitchcock, Blaine & Huber LLP as to
              the legality of the securities
              registered.

23(a)      -  Consent of Ernst & Young LLP,
              Independent Auditors

23(b)      -  Consent of Phillips, Lytle,
              Hitchcock, Blaine & Huber LLP
              (included in Exhibit 5).

24         -  Power of Attorney (included under
              the caption "SIGNATURES" in this
              Registration Statement).






































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                      EXHIBITS 5 AND 23(b)


             OPINION OF PHILLIPS, LYTLE, HITCHCOCK,
              BLAINE & HUBER LLP AS TO THE LEGALITY
                  OF THE SECURITIES REGISTERED





















































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                                          July 25, 2000


Sovran Self Storage, Inc.
5166 Main Street
Williamsville, New York  14221

        Re:   Sovran Self Storage, Inc.-
              Registration Statement on Form S-8

Gentlemen:

          With respect to the Form S-8 Registration Statement of Sovran Self Storage, Inc. (the "Company"), covering the registration of 550,000 shares of Common Stock, $.01 par value ("Common Stock") of the Company, we have examined and are familiar with the Company's Amended and Restated Articles of Incorporation, Amended and Restated By-laws, minutes of the meetings of the Board of Directors and Shareholders of the Company, the 1995 Award and Option Plan, as amended, and the 1995 Outside Directors' Stock Option Plan, as amended (the "Plans"), and other documents, corporate records and proceedings relating to the organization of the Company and proposed issuance of securities by the Company. We have also examined such other documents and proceedings that we have considered necessary for the purpose of this opinion.

          Based upon such examination, we are of the opinion that the 550,000 shares of Common Stock have been duly authorized and, when issued in accordance with the terms of the Registration Statement and the Plans, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                               Very truly yours,

              /s/ PHILLIPS, LYTLE, HITCHCOCK, BLAINE & HUBER LLP







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                          EXHIBIT 23(a)


                  CONSENT OF ERNST & YOUNG LLP
                      INDEPENDENT AUDITORS






















































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                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-00000) pertaining to the 1995 Award and Option Plan and the 1995 Outside Directors' Stock Option Plan of Sovran Self Storage, Inc. of our report dated January 26, 2000, with respect to the consolidated financial statements and schedules of Sovran Self Storage, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                              ERNST & YOUNG LLP



Buffalo, New York
July 24, 2000






































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